Exhibit 99.1

Accuray Reports Fourth Quarter and Fiscal 2025 Financial Results

Strong Service Growth; Debt Refinancing Complete; Company Issues FY26 Guidance

MADISON, Wisconsin, August 13, 2025 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the fourth quarter and fiscal 2025, ended June 30, 2025.

Key Fiscal Fourth Quarter Highlights

•
Net revenue was $127.5 million, a decrease of 5 percent from the prior year period.
•
Net income was $1.1 million compared to net income of $3.4 million in the prior year period.
•
Adjusted EBITDA was $9.4 million compared to $10.1 million in the prior year period.
•
Order book-to-bill at 1.2

Key Fiscal Year 2025 Highlights

•
Net revenue was $458.5 million, an increase of 3 percent from the prior fiscal year
•
Net loss was $1.6 million, compared to net loss of $15.5 million in the prior fiscal year
•
Adjusted EBITDA was $28.3 million compared to $19.7 million in the prior fiscal year
•
Order book-to-bill at 1.2

“We continued to advance our strategy of innovation, access and service growth within the quarter and I am proud of how we navigated a challenging environment both within the quarter and for the fiscal year,” said Suzanne Winter, President and Chief Executive Officer. “In addition to annual revenue growth, strong service performance and adjusted EBITDA margin expansion, we successfully completed a refinancing of our debt with a strong partner that is invested in our long-term success.”

Fiscal Fourth Quarter Results

Total net revenue was $127.5 million for the fourth quarter of fiscal 2025, or a decrease of 5 percent, as compared to $134.3 million in the prior fiscal year fourth quarter. Product revenue totaled $70.7 million, or a decrease of 11 percent, as compared to $79.7 million in the prior fiscal year fourth quarter, while service revenue totaled $56.8 million, or an increase of 4 percent, as compared to $54.6 million in the prior fiscal year fourth quarter.

Total gross profit in the fourth quarter of fiscal 2025 was $39.0 million, or 30.6 percent of net revenue, as compared to total gross profit of $38.5 million, or 28.6 percent of net revenue in the prior fiscal year fourth quarter.

Operating expenses were $34.7 million in the fourth quarter of fiscal 2025, or an increase of 10 percent, as compared to $31.6 million in the prior fiscal year fourth quarter.

Net income was $1.1 million, or $0.01 per share, in the fourth quarter of fiscal 2025, as compared to a net income of $3.4 million, or $0.03 per share, in the prior fiscal year fourth quarter. Adjusted EBITDA was $9.4 million in the fourth quarter of fiscal 2025 compared to $10.1 million in the prior fiscal year fourth quarter.

Ending order backlog as of June 30, 2025 was $427.0 million, 5.6 percent lower from the third quarter of fiscal 2025, and 12.4 percent lower than at the end of the prior fiscal year fourth quarter.

Cash, cash equivalents, and short-term restricted cash were $58.0 million as of June 30, 2025, a decrease of $20.8 million from March 31, 2025.

Fiscal Year 2025 Highlights

Total net revenue was $458.5 million for fiscal 2025, or an increase of 3 percent, as compared to $446.6 million in the prior fiscal year period. Product revenue totaled $237.6 million, or an increase of 1 percent, as compared to $234.2 million in the prior fiscal year period. Service revenue totaled $220.9 million, or an increase of 4 percent, as compared to $212.4 million in the prior fiscal year period.

Total gross profit was $147.0 million for fiscal 2025, or 32.1 percent of net revenue, as compared to total gross profit of $142.9 million, or 32.0 percent of net revenue in the prior fiscal year period.

Operating expenses were $139.1 million for fiscal 2025, or a decrease of 2 percent, as compared to $142.4 million for the prior fiscal year period.

GAAP net loss was $1.6 million, or $0.02 per share, for the fiscal 2025, as compared to a net loss of $15.5 million, or $0.16 per share, in the prior fiscal year period. Adjusted EBITDA was $28.3 million for fiscal 2025, as compared to $19.7 million in the prior fiscal year period.

“Our fourth quarter and full year financial results demonstrate the resilience of our team despite macroeconomic challenges and continuing tariff uncertainty. We made steady operational progress while continuing to drive customer adoption through the expansion of our product portfolio. We also announced refinancing plans with a partner committed to advancing our global business. I look forward to working with them, together with the global Accuray team, to execute on our core strategies for driving consistent growth," said Ali Pervaiz, Chief Financial Officer at Accuray.

Fiscal Year 2026 Financial Guidance

Accuray’s financial guidance is based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market and economic conditions, supply chain disruption, and the factors set forth under “Safe Harbor Statement” below.

The Company is introducing guidance for fiscal year 2026 as follows:

•
Total net revenue is expected in the range of $471 million to $485 million.
•
Adjusted EBITDA is expected in the range of $31 million to $35 million.

Guidance for Adjusted EBITDA, a non-GAAP financial measure excludes depreciation and amortization, stock-based compensation expense, interest expense and provision for income taxes. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Use of Non-GAAP Financial Measures" below.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the fourth quarter of fiscal 2025 as well as recent corporate developments. Conference call dial-in information is as follows:

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U.S. callers: (888) 999-5318
•
International callers: (848) 280-6460

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (877) 344-7529 (USA), or (412) 317-0088

(International), Conference ID: 3326908. An archived webcast will also be available on Accuray’s website until Accuray announces its results for the first quarter of fiscal 2026.

Use of Non-GAAP Financial Measures

Accuray reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, Accuray uses certain non-GAAP financial measures, such as adjusted EBITDA.

Accuray has supplemented its GAAP net income (loss) with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation, changes to the fair value of warrant liability, ERP and ERP related expenditures and restructuring charges (“adjusted EBITDA”). The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net income (loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Madison, Wisconsin, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company's guidance and future results of operations, including expectations regarding: total net revenue and adjusted EBITDA; the company’s ability to deliver sustained performance and execute on its strategies; expectations regarding the impact of tariffs as well as mitigation efforts by the company; expectations regarding the company’s refinancing and refinancing partner; the company’s ability to navigate supply chain, logistics, macroeconomic, and foreign exchange challenges; the company’s ability to achieve its longer-term goals; expectations regarding the company’s China joint venture; expectations related to the amount and timing of realizing deferred margin from the company’s China joint venture; expectations with respect to strategic partnerships and collaborations; expectations related to the markets and regions in which the company operates; expectations regarding new product introductions and innovations; expectations regarding service business growth and its ability to serve as a growth driver; expectations regarding installed base growth; and the company’s ability to advance patient care and offer value to its customer. These forward-looking statements involve risks and uncertainties. If any of these risk or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the effect of the global macroeconomic environment on the operations of the company and those of its customers and suppliers; disruptions to our supply chain, including increased logistics costs; the company's ability to achieve widespread market acceptance of its products; substantial outstanding indebtedness and its ability to maintain compliance with financial covenants related to its debt; the effect of enhanced international tariffs on the company; the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading “Risk Factors” in the company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2025, and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Aman Patel, CFA	Beth Kaplan
Investor Relations, ICR-Westwicke	Public Relations Director, Accuray
+1 (443) 450-4191	+1 (408) 789-4426
aman.patel@westwicke.com	bkaplan@accuray.com

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Financial Tables to Follow

Accuray Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024
Net revenue:
Products	$70,702	$79,673	$237,580	$234,164
Services	56,841	54,616	220,925	212,387
Total net revenue	127,543	134,289	458,505	446,551
Cost of revenue:
Cost of products	51,254	55,084	162,569	161,061
Cost of services	37,310	40,753	148,969	142,569
Total cost of revenue	88,564	95,837	311,538	303,630
Gross profit	38,979	38,452	146,967	142,921
Operating expenses:
Research and development	11,470	9,529	47,942	49,732
Selling and marketing	11,409	10,696	43,315	42,619
General and administrative	11,866	11,410	47,871	50,066
Total operating expenses	34,745	31,635	139,128	142,417
Income from operations	4,234	6,817	7,839	504
Income from equity method investment	885	810	4,714	1,838
Interest expense	(4,226)	(2,895)	(12,954)	(11,624)
Gain on extinguishment of debt	1,475	—	1,475	—
Loss from change in fair value of warrant liability	(499)	—	(499)	—
Other income (expense), net	202	(874)	559	(2,538)
Income (loss) before provision for income taxes	2,071	3,858	1,134	(11,820)
Provision for income taxes	948	471	2,725	3,725
Net income (loss)	$1,123	$3,387	$(1,591)	$(15,545)
Net income (loss) per share - basic	$0.01	$0.03	$(0.02)	$(0.16)
Net income (loss) per share - diluted	$0.01	$0.03	$(0.02)	$(0.16)
Weighted average common shares used in computing income (loss) per share:
Basic	106,702	99,585	102,768	98,272
Diluted	108,891	101,028	102,768	98,272

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30,	June 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$57,416	$68,570
Restricted cash	574	485
Accounts receivable, net	83,192	92,001
Inventories	141,020	138,324
Prepaid expenses and other current assets	33,501	23,006
Deferred cost of revenue	1,762	850
Total current assets	317,465	323,236
Noncurrent assets:
Property and equipment, net	28,658	24,774
Investment in joint venture	4,612	9,826
Operating lease right-of-use assets	33,115	33,773
Goodwill	57,802	57,672
Restricted cash	4,144	1,337
Other assets	24,443	18,009
Total assets	$470,239	$468,627
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$34,033	$50,020
Accrued compensation	14,573	17,128
Operating lease liabilities, current	7,375	6,218
Other accrued liabilities	29,361	28,508
Customer advances	12,197	13,988
Deferred revenue	82,306	71,649
Short-term debt, net of unamortized financing costs	15,583	7,756
Total current liabilities	195,428	195,267
Noncurrent liabilities
Operating lease liabilities, non-current	32,482	32,373
Long-term other liabilities	5,160	7,389
Warrant liability	8,497	-
Deferred revenue	26,566	24,114
Long-term debt, net of unamortized financing costs	120,937	164,400
Total liabilities	389,070	423,543
Stockholders' Equity:
Common stock	113	100
Additional paid-in capital	602,165	566,887
Accumulated other comprehensive loss	(1,837)	(4,222)
Accumulated deficit	(519,272)	(517,681)
Total stockholders' equity	81,169	45,084
Total liabilities and stockholders' equity	$470,239	$468,627

Accuray Incorporated

Summary of Orders and Backlog

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024
Gross orders	$84,741	$95,472	$288,035	$342,148
Net orders	45,282	63,773	177,233	210,914
Order backlog	426,972	487,319	426,972	487,319
Book to bill ratio (a)	1.2	1.2	1.2	1.5

(a) Book to bill ratio is defined as gross orders for the period divided by product revenue for the period

Accuray Incorporated

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization, Stock-Based Compensation and Other (Adjusted EBITDA)

(in thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024
GAAP net income (loss)	$1,123	$3,387	$(1,591)	$(15,545)
Depreciation and amortization (a)	1,598	1,507	6,150	5,905
Stock-based compensation	2,818	2,042	10,201	9,483
Interest expense, net (b)	3,937	2,686	11,762	10,676
Gain on extinguishment of debt	(1,475)	—	(1,475)	—
Provision for income taxes	948	471	2,725	3,725
Loss from change in fair value of warrant liability	499	—	499	—
Restructuring charges	—	—	—	2,633
ERP and ERP related expenditures	—	—	—	2,815
Adjusted EBITDA	$9,448	$10,093	$28,271	$19,692

(a) Consists of depreciation, primarily on property and equipment, as well as amortization of intangibles.

(b) Consists primarily of interest expense associated with outstanding debt.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Loss to Projected Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization, Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

	Twelve Months Ending June 30, 2026
	From	To
GAAP net loss	$(12,000)	$(8,000)
Depreciation and amortization (a)	6,000	6,000
Stock-based compensation	10,500	10,500
Interest expense, net (b)	23,500	23,500
Provision for income taxes	3,000	3,000
Adjusted EBITDA	$31,000	$35,000

(a) Consists of depreciation, primarily on property and equipment as well, as amortization of intangibles.

(b) Consists primarily of interest expense associated with outstanding debt.